                                                                 EXHIBIT (a)(2)

                                    FORM OF

                             LETTER OF TRANSMITTAL

                          WYNDHAM INTERNATIONAL, INC.

     Offer to exchange common stock for all outstanding shares of series A preferred stock and series B preferred stock

           Pursuant to the Joint Proxy/Prospectus dated June 1, 1999


 This exchange offer will expire at 5:00 p.m., New York City time, on June 29, 1999, unless extended by Wyndham. Tenders may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

  To tender, this letter of transmittal should be delivered only to:

                           MacKenzie Partners, Inc.

               By Mail or Hand Delivery:    Facsimile Transmission:


                156 Fifth Avenue             (212) 929-0308
               New York, NY 10010

 To confirm receipt of this letter of transmittal, please call: (800) 322-2885

  You must deliver this letter of transmittal to the above address or fax this letter of transmittal to the above number for such delivery or fax to constitute a valid delivery of this letter of transmittal.

  By signing this letter of transmittal, you acknowledge that you have received the Joint Proxy Statement/Prospectus dated June 1, 1999 of Wyndham International, Inc., and Patriot American Hospitality, Inc., and this letter of transmittal. Together, the Proxy/Prospectus and this letter of transmittal are Wyndham's offer to exchange up to an aggregate of 71,247,080 shares of Wyndham common stock, which have been registered under the Securities Act of 1933, for all of the issued and outstanding shares of series A preferred stock and series B preferred stock of Wyndham.

  By signing this letter of transmittal and completing the appropriate boxes below, you indicate the action you desire to take in the exchange offer.

  Please read this letter of transmittal and the Proxy/Prospectus carefully before completing this letter of transmittal.

  You must follow the instructions included with this letter of transmittal. You should direct questions and requests for assistance or for additional copies of the Proxy/Prospectus and this letter of transmittal to MacKenzie Partners, Inc. at the address and telephone number listed above.

  For your tender of shares to be effective, we must receive this letter of transmittal, properly completed and signed, certificates for tendered shares of series A preferred stock or series B preferred stock, any required signature guarantees, and any other documents required by this letter of transmittal, on or before the expiration date.

  If your shares of series A preferred stock or series B preferred stock are not immediately available or you cannot deliver your certificates and all other required documents to us on or before the expiration date, you must tender your shares by following the guaranteed delivery procedures described in the Proxy/Prospectus.

  You must list below the shares of series A preferred stock or series B preferred stock covered by this letter of transmittal. If the space provided below is inadequate, you should attach a separate signed schedule listing the certificate numbers and/or the number of shares of series A preferred stock or series B preferred stock being tendered.


 Description of Shares of Series A Preferred Stock Tendered
-------------------------------------------------------------------------------
Name(s) and Address(es) of Registered Holder(s):  Number of Shares/Certificate
                                                            Numbers
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                     Total:

 Description of Shares of Series B Preferred Stock Tendered
-------------------------------------------------------------------------------
Name(s) and Address(es) of Registered Holder(s):  Number of Shares/Certificate
                                                            Numbers
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                     Total:

[_]Check here if you are tendering shares covered by a Notice of Guaranteed
   Delivery previously sent to us. Enclose a photocopy of the Notice of Guaranteed Delivery and complete the following:

  Name of Registered Holder(s): ______________________________________________

  Date Guaranteed Delivery was signed: _______________________________________

  Name of Institution which Guaranteed Delivery: _____________________________

[_]Check here if you are a broker-dealer and wish to receive 10 additional copies of the Proxy/Prospectus and 10 copies of any amendments or supplements to the Proxy/Prospectus:

  Name _______________________________________________________________________

  Address ____________________________________________________________________

              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

  To Wyndham International:

  By signing this letter of transmittal, I tender to Wyndham International, Inc., the shares of Wyndham's series A preferred stock or series B preferred stock listed in this letter of transmittal in exchange for shares of Wyndham's common stock. My tender is on the terms of the exchange offer described in the Joint Proxy Statement/Prospectus dated June 1, 1999. I acknowledge my receipt of the Proxy/Prospectus and this letter of transmittal.

  When all or any portion of the shares of series A preferred stock or series B preferred stock I have tendered are accepted for exchange under the terms of the exchange offer (including, if the exchange offer is extended or amended, the terms and conditions of any such extension or amendment), I transfer to Wyndham all right, title and interest in those shares.

  I irrevocably constitute and appoint Wyndham as my agent and attorney-in-fact for the tendered shares, with full power of substitution (such power of attorney, an irrevocable power coupled with an interest) subject only to the right of withdrawal described in the Proxy/Prospectus. As my agent and attorney-in-fact, Wyndham will: (1) assign, transfer and exchange the tendered shares; (2) upon receipt of the Wyndham common stock to be issued in exchange for the tendered shares, deliver certificates for the tendered shares, together with any required evidences of transfer and authenticity; (3) present the tendered shares for transfer; and (4) transfer the tendered shares on its books. I represent and warrant that I have full power and authority to tender, exchange, assign and transfer the tendered shares and to acquire the Wyndham common stock issuable upon the exchange of the tendered shares, and that, when the tendered shares are accepted for exchange, Wyndham will acquire good and unencumbered title to the tendered shares, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. I also warrant that I will, upon request, sign and deliver any additional documents that Wyndham considers to be necessary or desirable to complete the exchange of the tendered shares. I have read and agree to all of the terms of the exchange offer.

  I understand that a tender of shares pursuant to the procedures described in the Proxy/Prospectus and in the instructions attached to this letter of transmittal will, on Wyndham's acceptance for exchange of such tendered shares, constitute a binding agreement between me and Wyndham on the terms and subject to the conditions of the exchange offer.

  I understand that the exchange offer is subject to the conditions described in the Proxy/Prospectus under the caption "The Exchange Offer--Conditions of the Exchange Offer." I recognize that as a result of these conditions (which may be waived, in whole or in part, by Wyndham), Wyndham may not be required to exchange any of the shares that I tender.

  The name and address of the registered holder of the tendered shares is written above under "Description of Shares of Series A Preferred Stock Tendered" or "Description of Shares of Series B Preferred Stock Tendered." The number of tendered shares to which this letter of transmittal relates, together with the number of tendered shares that I wish to tender, is indicated in the appropriate boxes above under "Description of Shares of Series A Preferred Stock Tendered" or "Description of Shares of Series B Preferred Stock Tendered."

  All authority conferred in this letter of transmittal will survive my death or incapacity. Any of my obligations under this letter of transmittal will be binding on my heirs, personal representatives, successors and assigns. I understand that a tender of shares made pursuant to the exchange offer may not be withdrawn after the expiration date. I also understand that a purported notice of withdrawal of tendered shares will be effective only if delivered to Wyndham in accordance with the procedures described in the Proxy/Prospectus under the heading "The Exchange Offer--Withdrawal Rights."

  I understand that if Wyndham does not exchange my tendered shares pursuant to the exchange offer for any reason, Wyndham will return the certificates for such non-exchanged shares to me, without expense to me, promptly following the expiration or termination of the exchange offer.

  Unless otherwise indicated in the box entitled "Special Issuance Instructions" below, I direct that the Wyndham common stock to be issued in exchange for my tendered shares be issued in my name.

  By tendering my shares and signing this letter of transmittal, I represent and agree that (1) I am not an affiliate of Wyndham, (2) any Wyndham common stock to be received by me is being acquired in the ordinary course of my business, (3) I have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act of 1933) of Wyndham common stock to be received in the exchange offer, and (4) if I am not a broker-dealer, I am not engaged in, and do not intend to engage in, a distribution (within the meaning of the Securities Act of 1933) of such Wyndham common stock.

  If I am a broker-dealer, by tendering my shares and signing this letter of transmittal, I represent and agree, consistent with certain interpretive letters issued by the staff of the Division of Corporation Finance of the Securities and Exchange Commission to third parties, that (a) I hold the tendered shares only as a nominee, or (b) I acquired the tendered shares for my own account as a result of market-making activities or other trading activities and I will deliver the Proxy/Prospectus (as amended or supplemented from time to time) in connection with any resale of such Wyndham common stock (provided that, by so acknowledging and by delivering a Proxy/Prospectus, I will not be deemed to admit that I am an "Underwriter" within the meaning of the Securities Act of 1933).

  By completing the boxes entitled "Description of Shares of Series A Preferred Stock Tendered" or "Description of Shares of Series B Preferred Stock Tendered" above and signing this Letter of Transmittal, I have tendered the shares of Wyndham's series A preferred stock or series B preferred stock listed in such boxes.

                              HOLDER(S) SIGN HERE

If you are the registered holder of the tendered shares, you must sign your name below exactly as your name appears on either (1) the share certificate for the tendered shares, or (2) the register of holders maintained by Wyndham. If you are a person authorized to become the registered holder of the tendered shares, you must (1) sign your name below as it appears in the endorsement of the tendered shares and (2) enclose any endorsement or other document relating to the transfer of the tendered shares to you. Wyndham may require additional information about any transfer of tendered shares. If someone else is signing for you in a fiduciary or representative capacity, please indicate that person's full title.


                          SIGNATURE(S) OF HOLDERS(s))
 Date: _________________________, 1999

 X _________________________________________________________________________
                          (Signature(s) of Holder(s))

 ___________________________________________________________________________
                         (Print Name(s) of Holder(s))

 Capacity (full title) _____________________________________________________
 Address ___________________________________________________________________
 ___________________________________________________________________________
 ___________________________________________________________________________
                              (Include Zip Code)

 Area Code and Telephone Number ____________________________________________

                           GUARANTEE OF SIGNATURE(S)

                              (SEE INSTRUCTIONS)

                            (Authorized Signatures)
 Date: _________________________, 1999

 X _________________________________________________________________________
                                (Signature(s))

 ___________________________________________________________________________
                             (Print Name of Firm)

 Full Title of Signatory) __________________________________________________
 Address ___________________________________________________________________
 ___________________________________________________________________________
 ___________________________________________________________________________
                              (Include Zip Code)

 Area Code and Telephone Number ____________________________________________

    SPECIAL ISSUANCE INSTRUCTIONS            SPECIAL DELIVERY INSTRUCTIONS

          (See Instructions)                       (See Instructions)

   To be completed ONLY if Wyndham          To be completed ONLY if Wyndham
 common stock or shares of series A       common stock or shares of series A
 preferred stock or series B              preferred stock or series B
 preferred stock not tendered are to      preferred stock not tendered are to
 be issued in the name of someone         be sent to someone other than the
 other than the registered holder of      registered holder of the tendered
 the tendered shares whose name           shares of whose name appears above,
 appears above.                           or such registered holder at an
                                          address other than that shown
                                          above.

 Issue                                    Mail


 [_] series A preferred stock not         [_] series A preferred stock not
 tendered to:                             tendered to:


 [_] series B preferred stock not         [_] series B preferred stock not
 tendered to:                             tendered to:


 [_] common stock to:                     [_] common stock to:


 Name(s): ___________________________     Name(s): ___________________________
            (Please Print)                           (Please Print)
 Address: ___________________________     Address: ___________________________
            (Please Print)                           (Please Print)
 ____________________________________     ____________________________________
         (Includes Zip Code)                      (Includes Zip Code)
 ____________________________________     ____________________________________
   (Area Code and Telephone Number)         (Area Code and Telephone Number)

                                 INSTRUCTIONS

        Forming Part of the Terms and Conditions of the Exchange Offer

1. How do I properly deliver this letter of transmittal and the certificates for the shares I want to tender?

  Wyndham must receive a properly completed and signed copy of this letter of transmittal, with certificates representing the tendered shares and any signature guarantees or other documents required by this letter of transmittal at the address listed above, on or before the expiration date.

  If you wish to tender your shares but your certificates are not immediately available or you cannot deliver your tendered shares together with this letter of transmittal and all other required documents to Wyndham on or before the expiration date, you may tender your shares by properly completing and signing a Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures described below. These procedures require that: (1) your tender be made by or through an "eligible institution;" (2) a properly completed and duly signed Notice of Guaranteed Delivery, substantially in the form made available by Wyndham, must be received by Wyndham on or before the expiration date; and (3) the certificates representing all tendered shares, in proper form for transfer, together with a letter of transmittal, properly completed and duly signed, with any required signature guarantees and any other documents required by this letter of transmittal, must be received by Wyndham within three business days after the date of execution of such Notice of Guaranteed Delivery.

  The Notice of Guaranteed Delivery may be mailed, delivered by hand or transmitted by facsimile to the exchange agent, and must include a guarantee by an eligible institution in the form required in such notice. For shares to be properly tendered pursuant to the guaranteed delivery procedure, Wyndham must receive a Notice of Guaranteed Delivery on or before the expiration date. The term "eligible institution" means a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934 as "an eligible guarantor institution," including (1) a bank; (2) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (3) a credit union; (4) a national securities exchange, registered securities association or clearing agency; or (5) a savings association that is a participant in a securities transfer association.

  Your method of delivery of this letter of transmittal and any other required documents is at your election and risk. Except as otherwise provided below, the delivery will be deemed made only when actually received or confirmed by Wyndham. If such delivery is by mail, you should use registered mail with return receipt requested, properly insured. In all cases, you should allow sufficient time to permit timely delivery.

  No alternative, conditional, irregular or contingent tenders will be accepted. By executing this letter of transmittal, you waive any right to receive notice of the acceptance of the tendered shares.

2. Does my signature need to be guaranteed?

  You do not need a signature guarantee of this letter of transmittal if:

  (1) this letter of transmittal is signed by the registered holder of the tendered shares, unless such holder has completed either the box entitled "Special Issuance Instructions" or the box entitled "Special Delivery Instructions" above, or

  (2) the shares are tendered for the account of a firm that is an eligible institution.

  In all other cases, an eligible institution must guarantee the signature(s) on this letter of transmittal.

3. What if there is not enough space to fill in the required information?

  If the space provided in the box captioned "Description of Series A Preferred Stock Tendered" or "Description of Series B Preferred Stock Tendered" is inadequate, you should list the certificate number(s) and/or the number of tendered shares and any other required information on a separate signed schedule and attach that schedule to this letter of transmittal.

4. Can I tender less than all of my shares?

  If you tender fewer than all of your shares of series A preferred stock or series B preferred stock, you should fill in the number of shares tendered in the column entitled "Number of Shares Tendered."

5. How do I withdraw shares that I have tendered?

  You may withdraw tendered shares at any time prior to the expiration date. For a withdrawal to be effective, Wyndham must receive a written or facsimile transmission notice of withdrawal prior to the expiration date at its address listed above. A facsimile transmission must be confirmed by telephone and an original delivered by guaranteed overnight delivery. Any notice of withdrawal must state that you tendered the shares to be withdrawn, that you are withdrawing your election to have the tendered shares exchanged, the name of the registered holder of the tendered shares, and must be signed by the holder in the same manner as the original signature on this letter of transmittal or be accompanied by evidence satisfactory to Wyndham that the person withdrawing the tender has succeeded to the beneficial ownership of the shares being withdrawn. If certificates for the tendered shares have been delivered or otherwise identified to Wyndham, then prior to the physical release of such certificates for the shares, you must submit the serial numbers shown on the particular certificates for the shares to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an eligible institution, except in the case of shares tendered for the account of an eligible institution. Wyndham will return the properly withdrawn shares promptly following receipt of notice of withdrawal.

6. Who should sign this letter of transmittal?

  If this letter of transmittal is signed by the registered holder(s) of the tendered shares, the signature must correspond with the name as written on the face of the certificates, if applicable, without alteration, enlargement or any change.

  If any of the tendered shares are owned of record by two or more joint owners, all such owners must sign this letter of transmittal.

  If any tendered shares are registered in different names on several certificates, you must complete, sign and submit as many separate copies of this letter of transmittal as there are different registrations of certificates.

  When this letter of transmittal is signed by the registered holder of the tendered shares, no separate written instruments of transfer or exchange are required.

  If this letter of transmittal or separate written instruments of transfer or exchange are signed by persons acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by Wyndham, proper evidence satisfactory to Wyndham of their authority so to act must be submitted.

7. What if I want the stock issued in exchange for my tendered shares to be issued or delivered to someone else?

  If any shares of series A preferred stock or series B preferred stock not tendered or any shares of Wyndham common stock issued in the exchange are to be issued in someone's name other than the signer of this letter of transmittal, or if such securities are to be sent to someone other than the signer of this letter of transmittal, or if such securities are to be sent to someone other than the signer of this letter of transmittal or to an address other than that shown above, the appropriate boxes in this letter of transmittal should be completed.

8. Who pays transfer taxes?

  Wyndham will pay any transfer taxes applicable to the transfer and exchange of tendered shares pursuant to the exchange offer. If a transfer tax is imposed for any reason other than the transfer and exchange of tendered shares pursuant to the exchange offer, the amount of any such transfer taxes (whether imposed on the registered holder or any other person) will be payable by you. We will bill you directly for the amount of such transfer taxes unless you provide us with satisfactory evidence of payment of such taxes or exception from payment.

9. Can Wyndham waive the conditions?

  We reserve the right to waive in our reasonable judgment, in whole or in part, at any time and from time to time, any of the conditions to the exchange offer described in the Proxy/Prospectus.

10. How are defects or irregularities in tenders addressed?

  We will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of shares and our determination will be final and binding. We reserve the absolute right to reject any shares not properly tendered or the acceptance for exchange of which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defect or irregularity in the tender of any shares. Unless waived, any defects or irregularities in connection with tenders of shares for exchange must be cured within such reasonable period of time as we determine. Neither Wyndham nor any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

11. Who should you contact for assistance or additional copies?

  Questions relating to the procedure for tendering, as well as requests for assistance or additional copies of the Proxy/Prospectus and this letter of transmittal, may be directed to Mackenzie Partners at the address and telephone numbers set forth above.

12. Will conditional tenders be accepted?

  No alternative, conditioned, irregular or contingent tenders will be accepted. All tendering holders waive any right to receive notice of acceptance of such shares for exchange by execution of this letter of transmittal.

  IMPORTANT: This letter of transmittal must be received by Wyndham on or before to the expiration date.